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                                                                    Exhibit 3-28
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                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                  ADS RECUPERATIVE CENTER LIMITED PARTNERSHIP

   Pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act (the "Act"), the undersigned hereby agrees, certifies, and swears to this Certificate of Limited Partnership, as follows:

   1. Name of Partnership. The name of the Partnership is ADS Recuperative Center Limited Partnership (the "Partnership").

   2. Business of Partnership. The character of the business of the Partnership and its purpose are to acquire, own, develop, construct, rehabilitate, renovate, improve, equip, furnish, maintain, finance, manage, operate, lease, sell, convey, assign, mortgage, and otherwise deal with certain property in Roslindale, Massachusetts and to engage in any and all activities related thereto.

   3. Office of the Partnership; Agent for Service of Process. The office of the Partnership for purposes of Section 4(1) of the Act (and the office at which its records are maintained for purposes of Section 5(a) of the Act) is c/o ADS Recuperative Center, Inc., 300 Brickstone Square, Andover, MA 01810-1430. The name and address of the Partnership's agent for service of process in Massachusetts is c/o ADS Recuperative Center, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

   4. General Partner's Name and Business Address. The name and business address of the general partner of the Partnership is ADS Recuperative Center, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

   5. Date of Dissolution of the Partnership. The latest date on which the Partnership is to dissolve is December 31, 2050.

   IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has signed and sworn to this Certificate of Limited Partnership under the penalties of perjury as of this 6th day of June, 1994.


                                       ADS RECUPERATIVE CENTER, INC.

                                   By: /s/ [graphic of signature]
                                       ___________________________________
                                       President


                                             FILED
                                           JUN 6 1994

                                      SECRETARY OF STATE
                                      CORPORATION DIVISION


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                         ADS RECUPERATIVE CENTER, INC.
                             300 Brickstone Square
                               Andover, MA 01810


                                  June 6, 1994



Department of Corporations
Office of the Secretary of State
Commonwealth of Massachusetts
One Ashburton Place, Room 1717
Boston, MA 02108

Dear Sir or Madam:

   This is to acknowledge and confirm that ADS Recuperative Center, Inc., a Massachusetts corporation, hereby consents to the use of the name ADS Recuperative Center Limited Partnership and The Recuperative Center Limited Partnership by partnerships to be formed in the Commonwealth.


                                      Sincerely,

                                      ADS RECUPERATIVE CENTER, INC.

                                  By: /s/ [graphic of signature]
                                      ___________________________________
                                      Its: President

/788


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                                                FILED
                                             JUN 30 1998

                                     SECRETARY OF THE COMMONWEALTH
                                          CORPORATIONS DIVISION


                         COMMONWEALTH OF MASSACHUSETTS

                  Limited Partnership Certificate of Amendment
                                      for
                  ADS Recuperative Center Limited Partnership


This first amendment of the Certificate of Limited Partnership of ADS Recuperative Center Limited Partnership is made as of this 15th day of May, 1998 in order to amend the Certificate of Limited Partnership of the Partnership, filed with the Secretary of State of the Commonwealth of Massachusetts on June 4, 1994 and the latest date on which the Partnership is to dissolve is December 31, 2050 as follows:

The Certificate of Limited Partnership is hereby amended by changing the name and address of the Partnership's agent for service of process to C T Corporation System, 2 Oliver Street, Boston, MA 02109.

The name and business address of the General Partner is ADS Recuperative Center, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

In Witness Whereof, the undersigned has caused this first amendment of the Certificate of Limited Partnership of ADS Recuperative Center Limited Partnership to be executed as of this 15th day of May, 1998.


                                     ADS Recuperative Center, Inc.


                                By: /s/ Ira C. Gubernick
                                    ___________________________________
                                    Ira C. Gubernick